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                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Cabot Noble, Inc. on Form S-4 of our report dated October 10, 1996, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

Deloitte & Touche llp
Pittsburgh, Pennsylvania

October 10, 1996